UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015

Genesis Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 East State Street Kennett Square, PA	19348
(Address of Principal Executive Offices)	(Zip Code)

(610) 444-6350

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 7, 2015, Genesis Healthcare, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) that reported the Company entering into a loan agreement and disclosed the material terms of the loan agreement. This Amendment No. 1 on Form 8-K (this “Amendment”) amends the Original Form 8-K in order to revise the description of the terms of the loan agreement related to the calculation of the interest rate under such loan agreement.  This amendment is filed solely for the purpose of revising the disclosures related to the calculation of the interest rate in the Original Form 8-K, and the remaining portions of the Original Form 8-K remain unchanged.

This Amendment should be read in conjunction with the Company’s other filings with the U.S. Securities and Exchange Commission (the “SEC”). Except as stated herein, this Amendment does not reflect events occurring after the filing of the Original Form 8-K with the SEC on December 7, 2015, and no attempt has been made in this Amendment to modify or update other disclosures as presented in the Original Form 8-K.

Item 1.01          Entry into a Material Definitive Agreement

The Real Estate Bridge Loan (as defined in the Original Form 8-K) is subject to a 24-month term with two extension options of 90-days each and accrues interest at a rate equal to LIBOR, plus 6.75%, plus an additional margin that ranges up to 7.00% based on the aggregate number of days the Revera Real Estate Bridge Loan is outstanding, plus 0.25% multiplied by the result of dividing the number of percentage points by which the loan-to-value ratio, defined as the ratio, expressed as a percentage, of (i) the outstanding principal balance to (ii) the total appraised value of the facilities as of the closing date, exceeds 75% by five. The interest rate is also subject to a LIBOR interest rate floor of 0.5%. The Real Estate Bridge Loan is subject to payments of interest only during the term with a balloon payment due at maturity; provided, that to the extent the subsidiaries receive any net proceeds from the sale and/or refinance of the properties such net proceeds are required to be used to repay the outstanding principal balance of the Real Estate Bridge Loan. The initial interest rate on the Real Estate Bridge Loan was 8.00%.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration

The information set forth above in “Item 1.01 - Entry into a Material Definitive Agreement” is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2016	GENESIS HEALTHCARE, INC.
/s/ Michael S. Sherman
Michael S. Sherman
Senior Vice President, General Counsel, Secretary and Assistant Treasurer